Exhibit 10.1

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AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain License Agreement dated September 20, 2009 (the “Agreement”) is made and entered into effective as of August 8, 2013 (the “Effective Date of the Amendment”), by and between AstraZeneca AB, a Swedish corporation, with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”) and Nektar Therapeutics, a Delaware corporation, with offices at 455 Mission Bay Boulevard South, San Francisco, California 94158 USA (“Nektar”).

RECITALS

WHEREAS, the Parties have agreed to amend certain provisions of the Agreement as provided in this Amendment;

NOW, THEREFORE, in consideration of the foregoing, the covenants and promises contained in this Amendment and other good and valid consideration, the receipt and sufficiency of which the Parties acknowledge, and in accordance with and subject to the terms and conditions specified below, the Parties agree as follows:

Amendment of the Agreement

The Parties hereby agree to amend the Agreement as of the Effective Date of the Amendment as provided below. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings provided in the Agreement.

1.	All references to “the Agreement” contained in any Section or subsection of the Agreement shall mean “the Agreement as amended by this Amendment No. 1.”

2.	The following new definitions are added to Section 1 of the Agreement in the appropriate alphabetical order:

“Approval Letter” means a letter from the FDA granting approval of the first application for Health Registration Approval for the first Stand-Alone Product as contemplated by 21 C.F.R. §314.105.

“Complete Response Letter” means a letter from the FDA stating it will not approve the first application for a Health Registration Approval for the first Stand-Alone Product as contemplated by 21 C.F.R. §314.110.

“CV Safety Study” means clinical trials or any other studies or activities conducted in each case for the primary purpose of assessing the cardiovascular safety of the first Stand-Alone Product, which any of the foregoing trials, studies or activities individually or in the aggregate, are reasonably expected to exceed $70 million in external costs to complete.

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“FDA Acceptance” shall mean the date on which FDA notifies AstraZeneca that the application for a Health Registration Approval for the first Stand-Alone Product is accepted for review by the FDA.

3.	The following definition is deleted from Section 1 of the Agreement: “NDA Acceptance Bonus Milestone.”

4.	Section 6.7(c) is deleted from the Agreement and replaced in its entirety with the following:

“(c) Written Communications with FDA. Except as otherwise provided in Section 6.7(f) with respect to communications to FDA concerning any cardiovascular safety issues, AstraZeneca shall promptly provide Nektar with copies of all written or electronic communications (other than communications that are purely administrative in nature) forwarded or submitted by it or its Affiliates to FDA with respect to any Licensed Product (provided that AstraZeneca may redact any portions relating to aspects of any Combination Product that are proprietary to AstraZeneca, its Affiliates or any Third Party including any proprietary compounds or any other proprietary technology of AstraZeneca, its Affiliates or any Third Party). Such communications shall be provided by AstraZeneca to Nektar [***] of such forwarding or submission. AstraZeneca shall promptly provide Nektar with copies of all written or electronic communications received by it or its Affiliates from FDA (other than communications that are purely administrative in nature) with respect to any Licensed Product in the same form provided to AstraZeneca (provided that AstraZeneca may redact any portions relating to aspects of any Combination Product that are proprietary to AstraZeneca, its Affiliates or any Third Party including any proprietary compounds or any other proprietary technology of AstraZeneca, its Affiliates or any Third Party). Such communications shall be provided by AstraZeneca to Nektar [***] of such receipt from FDA.”

5.	Section 6.7(d) is deleted from the Agreement and replaced in its entirety with the following:

“(d) Meetings with FDA. AstraZeneca shall promptly provide Nektar with prior written or email notice of all meetings, conference calls, outbound calls, and any other discussions, whether scheduled or unscheduled, with the FDA regarding any Licensed Product, which notice shall be provided [***] given the projected date and time of such meeting, conference or discussion in order to give Nektar [***] to attend or otherwise participate in such meeting, conference or discussion as further described below. Subject to the

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confidentiality provisions set forth under Article 11, and to the extent permitted by the FDA, Nektar shall be entitled to have [***] of Nektar present, with the opportunity to participate as appropriate and as reasonably agreed with AstraZeneca, in any such meetings, conferences or discussions [***]. Nektar acknowledges that AstraZeneca remains the lead party and ultimately responsible for the direction of any and all regulatory interactions. It is assumed that Nektar would actively participate in preparation for all formal FDA interactions. AstraZeneca shall be required to use Commercially Reasonable Efforts to take into account the schedules of the Nektar representatives in scheduling such meetings, conferences or discussions. AstraZeneca shall promptly forward to Nektar copies of all meeting minutes and summaries of all such meetings, conferences and discussions with the FDA.”

6.	A new Section 6.7(f) is added to the Agreement, as follows:

“(f) Communications to FDA concerning CV Safety Issue. Prior to approval of the application for Health Registration Approval, AstraZeneca shall provide Nektar with advance draft copies of all written or electronic communications and presentations that AstraZeneca or its Affiliates intend to submit to FDA relating to any cardiovascular safety issues (other than communications that are purely administrative in nature). Prior to approval of the application for Health Registration Approval, AstraZeneca shall provide Nektar with advance draft written summaries of any communication that AstraZeneca or its Affiliates intend to convey to FDA by telephone, teleconference or video conference regarding any cardiovascular safety issues (other than communications that are purely administrative in nature). AstraZeneca may redact any portions of any copies or summaries provided under this clause (f) that relate to aspects of any Combination Product that are proprietary to AstraZeneca, its Affiliates or any Third Party including any proprietary compounds or any other proprietary technology of AstraZeneca, its Affiliates or any Third Party. AstraZeneca shall reasonably consider Nektar’s comments with respect to such draft communications on any cardiovascular safety issues in good faith.”

7.	A new sentence is added at the end of Section 6.4(a) of the Agreement as follows:

“Notwithstanding any other proviso or qualification in this Agreement to the contrary and without limiting or qualifying AstraZeneca’s other obligations hereunder, AstraZeneca hereby agrees to submit applications for Health Registration Approval (in form and substance representing AstraZeneca’s application of its Commercially Reasonable Efforts) for the first Stand-Alone Product as follows: (a) to EMEA on or before [***] and not voluntarily withdraw such submission to the EMEA or agree to any extension of the post-

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EXECUTION VERSION

submission review period until the EMEA has communicated its acceptance of such application; and (b) to FDA on or before [***] and not voluntarily withdraw such submission or agree to any extension of the post-submission review period until FDA Acceptance.”

8.	Section 7.1(b) is deleted from the Agreement and replaced in its entirety with the following:

“(b) with respect to the Stand-Alone Products containing NKTR-118 (which, for clarity, include the Packaged 118 Opioid Product, but not Opioid Combination Products, which are addressed in Section 7.1(c)):

(i) a payment of Seventy Million U.S. Dollars ($70,000,000) within five (5) business days following FDA Acceptance;

(ii) a payment of Thirty-Five Million U.S. Dollars ($35,000,000) within [***] following the earlier of (1) AstraZeneca receives an Approval Letter, (2) AstraZeneca receives a Complete Response Letter which does not include a request for a CV Safety Study; or (3) the effective date of AstraZeneca’s termination of the Agreement in its entirety pursuant to the terms and conditions of Section 18.4(a) for any reason permitted thereunder other than pursuant to Section 18.4(a) subparagraph (d);

(iii) a payment of [***];

(iv) a payment of [***];

(v) a payment of [***];

(vi) a payment of [***];

(vii) a payment of [***];

(viii) a payment of [***];

(ix) a payment of [***];

(x) a payment of [***];

No payment in this Section 7.1(b) shall be made more than once irrespective of the number of Stand-Alone Products that have achieved the milestone events set forth in this Section 7.1(b), or the number of countries in which such milestone events have been achieved.”

To account for the foregoing renumbering of Section 7.1(b), correspondingly, Section 7.1(d) is hereby amended so that the reference to Section 7.1(b)(v)-(ix) is modified to refer to Section 7.1(b)(vi)-(x).

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9.	The following new Section 7.7(e) is hereby added to the Agreement:

“(e) Post-Approval Cardiovascular Study Royalty Reduction. If the FDA requires AstraZeneca to conduct one or more post-approval cardiovascular safety clinical or other studies or activities related to cardiovascular safety as a condition to approval of the application for Health Registration Approval for the first Stand-Alone Product, then the royalty rate otherwise payable by AstraZeneca under Section 7.2(a)(i) will be reduced by two percentage points until such time as the corresponding aggregate accumulated amount of such royalty payment reduction is equal to a maximum of Thirty-Five Million U.S. Dollars ($35,000,000), provided further that in no event shall the aggregate accumulated amount of such royalty payment reduction exceed thirty-three percent (33%) of the external costs actually incurred by AstraZeneca to conduct such post-approval studies or activities. AstraZeneca shall provide reasonable documentation detailing the external costs incurred by it hereunder. The reduction in this Section 7.7(e) shall not have the effect of reducing the amount of any other step-down or reduction under Section 7.7 that would apply in the absence of the application of this reduction.”

10.	Section 7.10(a) is deleted from the Agreement and replaced in its entirety with the following:

(a) [***].

11.	The following new Section 7.20 is hereby added to the Agreement:

“7.20 “Loan Upon Termination. Solely in the event that AstraZeneca terminates this Agreement with respect to the United States or in its entirety pursuant to Section 18.4(a) subparagraph (d), the amount paid by AstraZeneca pursuant to Section 7.1(b)(i) (the FDA Acceptance milestone) (i.e., $70,000,000) shall be converted into a secured loan granted by AstraZeneca under a loan agreement, security agreement and such any other applicable related agreements substantially on the terms set forth in Exhibit I of this Agreement and otherwise on reasonable and customary terms. The Parties shall negotiate in good faith such definitive agreements commencing following the Effective Date of the Amendment and such agreements shall be finalized and executed no later than [***] thereafter.”

12.	The following new subparagraph (d) is added at the end of the first sentence of Section 18.4(a) of the Agreement:

“, or (d) FDA issues a Complete Response Letter or other written document that requires the pre-approval submission of one or more CV Safety Studies (provided the aggregate cost threshold in the definition is met) as a condition of initial approval of the application for the Health Registration Approval for

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EXECUTION VERSION

the first Stand-Alone Product (a “CV Study Reason”), provided, that AstraZeneca shall have the right to terminate the Agreement in its entirety (or if elected by AstraZeneca, solely with respect to the United States) for a CV Study Reason only upon written notice delivered to Nektar on or before the end of the [***] period immediately following notification of the CV Study Reason from FDA. Section 18.4(a) subparagraph (d) is not intended to limit or otherwise modify any other termination rights of AstraZeneca or Nektar under this Agreement.”

13.	Exhibit I. Exhibit I to this Amendment No. 1 is hereby added as a new Exhibit I to the Agreement.

14.	Miscellaneous

a.	Temporary Suspension of Termination Rights. AstraZeneca agrees that it will not exercise any of its termination rights that it may have under the Agreement prior to a decision by each of FDA and EMEA on the acceptance for filing of the application for Health Registration Approval submitted by AstraZeneca for the first Stand-Alone Product as provided in Section 6.4(a).

b.	Disclosure. The Parties agree and acknowledge that the terms and conditions of this Amendment will be disclosed by Nektar in a Current Report on Form 8-K under the Securities Exchange Act of 1934 (“Exchange Act”) within four (4) business days following the Effective Date of the Amendment and a conformed copy of this Amendment will be filed as an exhibit to one or more of Nektar’s Exchange Act filings; provided, however, that Nektar will comply with Section 11.5 of the Agreement, including but not limited to the preparation of redactions, and Nektar shall redact the dates specified in Paragraph 7 of this Amendment.

c.	Full Force and Effect. Except as expressly amended by this Amendment, the Agreement shall remain unchanged and continue in full force and effect as provided therein.

d.	Entire Agreement of the Parties. This Amendment and the Agreement constitute the complete final and exclusive understanding and agreement of the Parties with respect to the subject matter of the Agreement, and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of the Agreement; other than that certain letter agreement between the Parties dated of even date herewith, which for clarity remains in full force and effect.

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EXECUTION VERSION

e.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be executed and/or exchanged by facsimile or other electronic means (such as in pdf format), and such execution and/or exchange shall be legally binding for all purposes.

f.	Other. Section 2 and 20 of the Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment in by their authorized representatives as of the Effective Date of the Amendment.

SIGNED ON BEHALF OF

ASTRAZENECA AB

By:	[***]

Name:	[***]

Title:	[***]

SIGNED ON BEHALF OF

NEKTAR THERAPEUTICS

By:	[***]

Name:	[***]

Title:	[***]

[Signature Page to Amendment No. 1]

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EXECUTION VERSION

Exhibit I

Loan Terms

Capitalized terms have the meaning set forth in the License Agreement (as defined below).

License Agreement:	License Agreement, dated as of September 20, 2009, by and between the Lender and the Borrower, as amended by Amendment No. 1 to License Agreement, dated as of August 8, 2013 (the “License Agreement”).

Borrower:	Nektar.

Guarantors:	All of Nektar’s existing and future domestic subsidiaries.

Lender:	AstraZeneca and/or one or more of its affiliates.

Facility:	$70 million milestone payment under Section 7.1(b)(i) of the License Agreement (the date of such milestone payment, the “Milestone Date”), which shall convert to a secured term loan if and when the Lender exercises its right to terminate the License Agreement pursuant to Section 18.4(a), subparagraph (d) thereof (the “Facility”). The date of such conversion is referred to herein as the “Conversion Date.”

Maturity Date:	January 15, 2018 or Royalty Term Date, as applicable.

Amortization:	If the Lender terminates the License Agreement in its entirety pursuant to Section 18.4(a), subparagraph (d) thereof, the Facility shall be amortized as follows:

	January 15, 2015:	$10 million plus accrued interest for the period commencing on such termination date.

	January 15, 2016:	$10 million plus accrued interest for the period following the immediately preceding payment date.

	January 15, 2017:	$20 million plus accrued interest for the period following the immediately preceding payment date.

	January 15, 2018:	$30 million plus accrued interest for the period following the immediately preceding payment date.

If the Lender terminates the License Agreement only with respect to the United States, the Facility shall be repaid (first accrued interest and then principal) by offsetting 50% of the royalties payable (not including milestone payments) by the Lender to the Borrower under the License Agreement, and any amounts that

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EXECUTION VERSION

remain outstanding after the end of the royalty term for the first Stand Alone
Product as determined under Section 7.9(a) of the License Agreement, whether due to termination of the License Agreement or the expiration of such term (“Royalty
Term Date”), shall become due and payable within [***] days of the Royalty Term
Date; provided that if the Royalty Term Date is prior to January 15, 2018 and such aggregate remaining outstanding amount exceeds $10 million, then such amount shall be instead be payable pursuant to the amortization schedule set forth above until fully paid (it being understood that (i) if the remaining amount on a given amortization date is less than the amount set forth above for such date, such lesser amount will be due and (ii) if the remaining amount on the Royalty Term Date is greater than the amounts set forth above for all future payment dates, then the amount of such excess shall be paid within [***] days of the Royalty Term Date).

The Borrower, at its option, may prepay the Facility at any time without premium or penalty.

Interest Rate:	4.5% per annum, compounded annually, which shall accrue from and after the Conversion Date.

Security:	Secured by all rights of the Borrower and its affiliates under the License Agreement (the “Collateral”), the grant of such security interest to be effective on the Milestone Date.

Representations and Warranties:	Representations and Warranties are limited to the following: (i) corporate existence and good standing and corporate power and authority, (ii) execution, delivery and enforceability of the definitive documentation for the transaction, (iii) no material violation of law, material contracts, other material indebtedness or organizational documents arising from this transaction, (iv) no required governmental or third party approvals or consents for this transaction, and (v) perfected security interest in the Collateral (subject to the existing lien in favor of the Company’s Senior Secured Notes due 2017).

Financial Covenants:	None.

Covenants:	Affirmative Covenants are limited to the following: Borrower agrees (with respect to itself and its subsidiaries) to (i) deliver annual financial statements and notices of default under the Facility, (ii) deliver compliance certificates an annual basis confirming there is no material breach of any representation or warranty listed above, (iii) comply with contracts and laws, except as would not reasonably be expected to have a material adverse effect, (iv) remain in good corporate standing other than would not reasonably be expected to have a material adverse effect, (v) with respect to the Borrower and its domestic subsidiaries, not merge, consolidate or sell all/substantially all assets (unless the successor is organized under one of the states of the U.S. or the District of Columbia, or there would be no adverse legal or tax consequences to the Lender, and the successor assumes obligations under the Facility), and (vi) not transfer to any third party any of the Collateral or the assets underlying the Collateral.

Events of Default:	Events of Default are limited to the following: (i) nonpayment of principal or interest due under the Facility following [***] day cure period, (ii) the representations or warranties listed above proving to be materially incorrect on the Conversion Date and on any repayment date, (iii) breach of any covenant in

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the Facility, subject to [***] day cure period, (iv) failure to maintain perfected security interest in Collateral, (v) bankruptcy or inability to pay debts when due, and (vi) default under other material indebtedness, and (vii) change of control without a guaranty or assumption of the Facility by the acquiring company.

Governing Law and Forum:	New York.